STATE OF KANSAS

                            OFFICE OF              [SEAL OF KANSAS HERE]
                        SECRETARY OF STATE
                          RON THORNBURGH





To all to whom these presents shall come, Greetings:

         I, Ron Thornburgh, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.



           2 pages are attached to this certification.


In testimony whereof:
I hereto set my hand and cause to be affixed my

official seal. Done at the City of Topeka on the date below: July 18, 1995



[SEAL OF SECRETARY OF STATE OF KANSAS HERE]


/S/Ron Thornburgh

RON THORNBURGH
SECRETARY OF STATE

                     ARTICLES OF ORGANIZATION
                                OF
               FRONT RANGE ASSISTED LIVING, L.L. C.
                   a Limited Liability Company


     The undersigned member does hereby form a limited liability company pursuant to the provisions of the Kansas Limited Liability Company Act, Kansas Statutes Annotated, Sections 17-7601 et seq., as amended, upon the following terms:

                                I.
                         NAME OF COMPANY

     The name of the limited liability company shall be FRONT RANGE ASSISTED LIVING, L.L.C.

                                II.
                        PERIOD OF DURATION

     The limited Liability company shall commence upon the filing of these Articles with the Secretary of State of the State of Kansas, and the period of its duration shall be twenty-nine (29) years, unless sooner terminated by the members or by operation of law.

                               III.
                             PURPOSE

     The purpose for which the limited liability company is organized is to engage generally in developing one or more assisted living residences and any other business or activity in which a limited liability company may legally engage under Kansas law.

                               IV.
                REGISTERED OFFICE: RESIDENT AGENT

     The registered office of the limited liability company in the state of Kansas shall be 260 N. Rock Road, Suite 260, Wichita, Kansas 67206, and the initial resident agent of the limited liability company at such address shall be Robert A. Brooks.

                                V.
                       ADMISSION OF MEMBERS

     The members shall have the right to transfer their interests (including any transfer as collateral security for a loan) and to admit additional members only by the unanimous written approval of the members and as provided in the Operating Agreement of the limited liability company.

                               VI.
                        CONTINUITY OF LIFE

     The remaining members shall have the right to continue the business of the limited liability company on the death, insanity, retirement, expulsion, bankruptcy, or dissolution of the Managing Member or the occurrence of any other event which terminates the continued membership of the Managing Member, but only upon the written consent of the remaining members owning a majority in interests, given at the time of such event. Otherwise, upon the occurrence of any such event the limited liability company shall be dissolved.


                               VII.
                            MANAGEMENT

     The limited liability company shall be managed by a Managing Member which shall be Robert A. Brooks, 260 N. Rock Road, Suite 260, Wichita, Kansas 67206, until his successor manager or managers are elected and qualified in the manner prescribed and provided in the operating agreement of the limited liability company. The Managing Member and all successor managers shall have the responsibilities accorded to the Managing Member or manager by the members as set out in the operating agreement of the limited liability company.


                              VIII.
                       OPERATING AGREEMENT

     There shall be an operating agreement adopted and approved by the members which shall govern the rights, duties and obligations of members and the manager and which shall contain other provisions for the regulation and management of the affairs of the limited liability company that are not inconsistent with the law or these articles of organization.

     IN WITNESS WHEREOF, the undersigned member has executed and delivered these Articles of Organization of FRONT RANGE ASSISTED LIVING, L.L.C., the 23rd day of June 1995.



/S/Robert A. Brooks
--------------------------
ROBERT A. BROOKS